Independent Auditors' Consent


     We consent to the inclusion in this Form S-4 of our report dated January 30, 1998 on our audits of Virus Research Institute, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 and for the period February 11, 1991 (inception) through December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                            /s/ Richard A. Eisner & Company, LLP
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New York, New York
July 16, 1998